Media Contact: William H. Galligan Phone: 816/983-1551

william.h.galligan@kcsr.com

KCS Announces Amended Consent Solicitation and Increases Consent Payments to $7.50

Kansas City, Missouri – February 1, 2007 - Kansas City Southern (“KCS”) (NYSE:KSU) today announced that its subsidiary, The Kansas City Southern Railway Company (“KCSR”), in connection with its previously announced solicitation of consents to amend the indentures, under which KCSR’s 91/2% Senior Notes due 2008 (the “91/2% Notes”) and 71/2% Senior Notes due 2009 (the “71/2% Notes” and together with the 91/2% Notes, the “Notes”) were issued, has increased the Premium Consent Payment for both series of Notes to $7.50 per $1,000 in principal amount of each series of Notes. Previously, the Premium Consent Payment was $3.50 per $1,000 principal amount of the 91/2% Notes and $5.00 per $1,000 principal amount of the 71/2% Notes. The Standard Consent Payment for each series remains unchanged at $1.00 for the 91/2% Notes and $1.50 for the 71/2% Notes. The record date for the consent solicitation is the close of business, New York City time, on Friday, January 26, 2007.

The proposed amendments will become effective upon execution of the supplemental indentures, which KCSR expects to execute upon receipt of the requisite consents for each series of Notes. Holders have until 5:00 p.m., New York City time, on Monday, February 5, 2007 (the “Early Consent Time”) to consent and receive the Premium Consent Payment. The consent solicitation will expire at 5:00 p.m., New York City time, on Friday, February 9, 2007 (“Expiration Time”), unless extended.

For a complete statement of the terms and conditions of the consent solicitation, the amendments to the Indentures, and the accompanying waivers, holders of the Notes should refer to the Consent Solicitation Statement, which is being sent to all holders of record of the Notes as of the record date. Questions from holders regarding the consent solicitation or requests for additional copies of the Consent Solicitation Statement, the Letter of Consent or other related documents should be directed to D.F. King & Co., Inc., the Information Agent for the consent solicitation, at 48 Wall Street, New York, New York, 10005 (telephone 800-714-3313) or the Solicitation Agents for the consent solicitation, Morgan Stanley & Co. Incorporated, at 1585 Broadway, New York, New York, 10036 (800-624-1808 US toll-free) or Banc of America Securities LLC, at 214 North Tryon Street, Charlotte, NC 28255 (888-292-0070 US toll-free) or (704-388-4813 collect).

This announcement is not a solicitation of consent with respect to any Notes. The consent solicitation is being made solely by the Consent Solicitation Statement and related documents, dated January 29, 2007, as amended, which set forth the complete terms of the consent solicitation.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding includes KCSR, serving the central and south central U.S. Its international holdings include Kansas City Southern de Mexico, serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’ North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Canada and Mexico.

This press release may include statements concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in the “Risk Factors” and the “Cautionary Information” sections of KCS’ Form 10-K for the most recently ended fiscal year, filed by KCS with the Securities and Exchange Commission (SEC) (Commission file no. 1-4717). KCS will not update any forward-looking statements in this press release to reflect future events or developments.

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